UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      March 2, 2007

Community Capital Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-25345	58-2413468
(Commission File Number)	(IRS Employer Identification No.)

2815 Meredyth Drive, Albany, Georgia	31707
(Address of Principal Executive Offices)	(Zip Code)

(229) 446-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 2, 2007, Paul E. Joiner, Jr. informed the Board of Directors of each of Community Capital Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Albany Bank & Trust, N.A. (the “Bank”), of his retirement, effective immediately, from his position as Chief Credit Officer of the Company and the Bank. Therefore, the Employment Agreement dated September 13, 2004 among Mr. Joiner, the Company and the Bank and the Salary Continuation Agreement dated September 13, 2004 among Mr. Joiner, the Company and the Bank each terminated on March 2, 2007. Mr. Joiner’s retirement will allow him to pursue other interests and did not involve any disagreements relating to financial or accounting matters.

Mr. Joiner’s Employment Agreement is incorporated by reference to the Company’s Current Report on Form 8-K filed December 7, 2004, and his Salary Continuation Agreement is incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.02 of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CAPITAL BANCSHARES, INC.

Dated: March 8, 2007	By:	/s/ David J. Baranko
Name: David J. Baranko Title: Chief Financial Officer